UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2011

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-33579	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406-1409
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director.

On March 1, 2011, the board of directors (the "board") of InterDigital, Inc. (the "company"), upon the recommendation of the nominating and corporate governance committee, elected Gilbert F. Amelio, a Senior Partner at Sienna Ventures, as a new director. Dr. Amelio’s board committee assignments have not yet been determined. A copy of the company’s press release announcing Dr. Amelio’s election is attached hereto as Exhibit 99.1.

Dr. Amelio will be compensated in accordance with the company’s compensation program for non-management directors, as described in the company’s 2010 proxy statement filed with the Securities and Exchange Commission on April 30, 2010. Accordingly, upon his election to the board on March 1, 2011, Dr. Amelio received an initial election award of 4,000 restricted stock units, which vest in full on the first anniversary of the grant date, and a prorated award of 1,030 restricted stock units, which vest in full on June 3, 2011, for his partial service during the 2010-2011 board year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 InterDigital, Inc. press release dated March 1, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

March 2, 2011	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Deputy General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	InterDigital, Inc. press release dated March 1, 2011.